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                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


                     Date of Report:  December 2, 1999
                                      ----------------

                 HOUSEHOLD INTERNATIONAL, INC.
                 -----------------------------
     (Exact name of registrant as specified in its charter)



Delaware               1-8198                  36-3121988
--------------------------------------------------------------
(State or other        (Commission File        (IRS Employer
 jurisdiction of        Number)                 Identification
 incorporation                                  Number)



2700 Sanders Road, Prospect Heights, Illinois             60070
---------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code 847/564-5000
                                                   ------------

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Item 5.  Other Events

         Household International, Inc. ("Household") announced on December 2, 1999 that it had reached a merger agreement with Renaissance Holdings, Inc. ("RHI"), a privately held issuer of non-prime credit cards headquartered in Beaverton, Oregon. A press release of Household is filed as an exhibit hereto.

         Under the terms of the agreement, RHI shareholders could receive up to 5 million shares of Household common stock. The transaction is valued at approximately $300 million. The transaction is subject to regulatory clearance and the approval of RHI shareholders. In connection with the agreement, shareholders of RHI holding over 50% of the shares of RHI have agreed to vote for the merger at the RHI shareholder meeting that will be called for that purpose. The transaction is expected to be completed in the first quarter of 2000.


Item 7.  Financial Statements and Exhibits

             (a)   Financial statements of businesses acquired.

                        Not applicable.

             (b)   Pro forma financial information.

                        Not applicable.

             (c)  Exhibits.

                   No.  Exhibit
                   ---  -------

                   99    Press release titled "Household
                         International To Purchase Renaissance
                         Holdings To Expand Household's
                         Non-prime Credit Card Program" dated
                         December 2, 1999

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                           SIGNATURE

   Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HOUSEHOLD INTERNATIONAL, INC.
                                 ----------------------------
                                        (Registrant)


                                 By:  /s/ John W. Blenke
                                      ------------------
                                      John W. Blenke
                                      Assistant Secretary

Dated:  December 2, 1999
        ----------------

U:\LAW\EDGAR\I8K12-2-99.WP

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                         EXHIBIT INDEX


Exhibit No.   Exhibit
-----------   -------

99            Press release titled "Household International
              To Purchase Renaissance Holdings To Expand
              Household's Non-prime Credit Card Program" dated December 2, 1999